Exhibit 8.1

List of Principal Subsidiaries and Consolidated Controlled Entities

Subsidiaries:

Beijing Hong An Tu Sheng Network Technology Co., Ltd. — Incorporated in China

Beijing Li Man Wan Jia Network Technology Co., Ltd. — Incorporated in China

Beijing SouFun Network Technology Co., Ltd. — Incorporated in China

Beihai Tian Xia Dai Microfinance Co., Ltd. — Incorporated in China

Beijing Tuo Shi Huan Yu Network Technology Co., Ltd. — Incorporated in China

Best Work Holdings (New York) LLC — Incorporated in United States

Best Fang Holdings LLC — Incorporated in United States

Chongqing Tian Xia Dai Microfinance Co., Ltd — Incorporated in China

Hangzhou SouFun Network Technology Co., Ltd. — Incorporated in China

Hong Kong Property Network Limited — Incorporated in Hong Kong

Shanghai BaoAn Enterprise Co., Ltd. — Incorporated in China

Shanghai BaoAn Hotel Co., Ltd. — Incorporated in China

Shanghai SouFun Microfinance Co., Ltd. — Incorporated in China

SouFun Media Technology (Beijing) Co., Ltd. — Incorporated in China

Tianjin Jia Tian Xia Microfinance Co., Ltd. — Incorporated in China

Consolidated Controlled Entities:

Beijing Hua Ju Tian Xia Network Technology Co., Ltd. — Incorporated in China

Beijing SouFun Science and Technology Development Co., Ltd. — Incorporated in China

Beijing Yi Ran Ju Ke Technology Development Co., Ltd. — Incorporated in China

Fang Tian Xia Financial Information Service (Beijing) Co., Ltd. — Incorporated in China

Shanghai Jia Biao Tang Real Estate Broking Co., Ltd. — Incorporated in China

Wuhan SouFun Yi Ran Ju Ke Real Estate Agents Co., Ltd. — Incorporated in China

Shenzhen Yi Ran Ju Ke Real Estate Broking Co., Ltd. — Incorporated in China

Hangzhou Nuo Guan Real Estate Broking Co., Ltd. — Incorporated in China